Exhibit (e)(1)(i)

November 5, 2019

Andrew K. Schlueter

Vice President

Voya Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Schlueter:

Pursuant to the Underwriting Agreement (the “Agreement”), dated November 18, 2014, and amended and restated as of December 1, 2017, between Voya Equity Trust (“VET”) and Voya Investments Distributor, LLC (the “Underwriter”), we hereby notify you of our intention to retain you as Underwriter to render underwriting services to Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund), Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund), Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund), and Voya Small Company Fund II (to be renamed Voya Small Company Fund) (collectively, the “Funds”), each a newly established series of VET, effective on November 5, 2019, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds by signing below where indicated.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Equity Trust

ACCEPTED AND AGREED TO:
Voya Investments Distributor, LLC

By:	/s/ Andrew K. Schlueter
Name:	Andrew K. Schlueter
Title:	Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

VOYA EQUITY TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund)

Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund)

Voya Large Cap Value Fund

Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund)

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya Small Company Fund II (to be renamed Voya Small Company Fund)

Voya SmallCap Opportunities Fund

Voya SMID Cap Growth Fund

Voya U.S. High Dividend Low Volatility Fund